INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Base Ten Systems, Inc. on Form S-3 of our report dated February 6, 1998 appearing in the Annual Report on Form 10-K of Base Ten Systems, Inc. for the year ended October 31, 1997.


DELOITTE & TOUCHE LLP
---------------------
Deloitte & Touche LLP


Parsippany, New Jersey
February 11, 1998